UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

SAN JOAQUIN BANCORP (Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1000 Truxtun Avenue, Bakersfield, California 93301
(Address of Principal Executive Offices) (Zip Code)

661-281-0360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2009, the Registrant’s wholly owned banking subsidiary, San Joaquin Bank (“Bank”), consented to the issuance of an order (“Order”) by the Commissioner of the California Department of Financial Institutions (“DFI”). The Order, which was issued pursuant to section 1913 of the California Financial Code, provides that by October 15, 2009, the Bank shall increase its adjusted tangible shareholders’ equity by the greater of (i) $27,000,000 or (ii) such amount as may be necessary to make the Bank’s adjusted tangible shareholders’ equity equal to at least seven (7) percent of adjusted tangible total assets. It also requires the Bank to increase it adjusted tangible shareholders’ equity to equal or exceed eight (8) percent of its tangible total assets by December 31, 2009 and to thereafter maintain this ratio during the life of the Order.

The term “adjusted tangible shareholders equity” is defined in the Order as shareholders’ equity minus intangible assets and minus the net deferred tax asset, which cannot reasonably be expected to be realized within the following twelve (12) month period. The term “adjusted tangible total assets” is defined in the Order as total assets minus intangible assets and minus the net deferred tax asset, which cannot reasonably be expected to be realized within the following twelve (12) month period.

The Order also specifies that (i) the level of shareholders’ equity to be maintained during the life of the Order shall be in addition to a fully funded allowance for loan losses, the adequacy of which shall be determined by the DFI at future examinations and/or visitations; and (ii) the Bank shall not make any distribution to its shareholders, except with the prior written approval of the DFI. The Order will remain effective and enforceable until such time as the DFI shall have amended, suspended or terminated the Order.

On September 30, 2009, the Registrant and San Joaquin Bank entered into Benefit Termination Agreements with the Registrant’s President, Bart Hill, and Executive Vice President and Chief Financial Officer, Stephen Annis, that effectively terminated their respective Amended and Restated Executive Salary Continuation Agreements dated June 13, 2003, as amended to date (collectively, “Agreement No. 1). The Registrant, the Bank and Mr. Hill and Mr. Annis also agreed to terminate their respective Change in Control Agreements dated June 7, 2001, as amended to date (collectively, “Agreement No. 2”). The Benefit Termination Agreements provide that Mr. Hill will retain certain medical benefits existing under and pursuant Agreement No. 1 and both Mr. Hill and Mr. Annis will retain certain other benefits including 401(k) plans and indemnification rights. As a result of these agreements, the Registrant believes that its tier one capital will increase by approximately three million ($3,000,000) dollars for the quarter ended September 30, 2009. Full quarter end results will be reported subsequent to the date of this current report.

Item 1.02 Termination of a Material Definitive Agreement

On September 30, 2009, the Registrant and San Joaquin Bank entered into Benefit Termination Agreements with the Registrant’s President, Bart Hill, and Executive Vice President and Chief Financial Officer, Stephen Annis, that effectively terminated their respective Amended and Restated Executive Salary Continuation Agreements dated June 13, 2003, as amended to date (collectively, “Agreement No. 1). The Registrant, the Bank and Mr. Hill and Mr. Annis also agreed to terminate their respective Change in Control Agreements dated June 7, 2001, as amended to date (collectively, “Agreement No. 2”). The Benefit Termination Agreements provide that Mr. Hill will retain certain medical benefits existing under and pursuant Agreement No. 1 and both Mr. Hill and Mr. Annis will retain certain other benefits including 401(k) plans and indemnification rights. As a result of these agreements, the Registrant believes that its tier one capital will increase by approximately three million ($3,000,000) dollars for the quarter ended September 30, 2009. Full quarter end results will be reported subsequent to the date of this current report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, the Registrant and San Joaquin Bank entered into Benefit Termination Agreements with the Registrant’s President, Bart Hill, and Executive Vice President and Chief Financial Officer, Stephen Annis, that effectively terminated their respective Amended and Restated Executive Salary Continuation Agreements dated June 13, 2003, as amended to date (collectively, “Agreement No. 1). The Registrant, the Bank and Mr. Hill and Mr. Annis also agreed to terminate their respective Change in Control Agreements dated June 7, 2001, as amended to date (collectively, “Agreement No. 2”). The Benefit Termination Agreements provide that Mr. Hill will retain certain medical benefits existing under and pursuant Agreement No. 1 and both Mr. Hill and Mr. Annis will retain certain other benefits including 401(k) plans and indemnification rights. As a result of these agreements, the Registrant believes that its tier one capital will increase by approximately three million ($3,000,000) dollars for the quarter ended September 30, 2009. Full quarter end results will be reported subsequent to the date of this current report.

Item 8.01 Other Events.

On September 25, 2009, the Board of Governors of the Federal Reserve System (“FRB”) issued a Prompt Corrective Action Directive (“Directive”) to the Bank pursuant to the provisions of section 38 of the Federal Deposit Insurance Act (“FDI Act”) and section 208.45 of the FRB’s Regulation H (“Reg H”). The Directive ordered the Bank to (i) increase its equity through the sale of shares or contributions to surplus in an amount sufficient to make the Bank “adequately capitalized” as defined in the FRB’s Reg H, (ii) enter into and consummate a transaction to be acquired by a depository institution holding company or combine with another insured depository institution, subject to receipt of necessary regulatory approvals, the continued accuracy of customary representations and warranties, and the performance of customary pre-closing covenants, or (iii) take other necessary measures to make the Bank adequately capitalized.

The Directive also restricted the Bank from making any capital distributions, including but not limited to the payment of dividends pursuant to section 38 of the FDI Act . Further, it prohibits the Bank from accepting, renewing or rolling over deposits bearing an interest rate that exceeds the prevailing effective rates on insured deposits of comparable amounts and maturities in the Bank’s market area, unless the Bank has increased its equity based on satisfying one of the three requirements set forth in the above paragraph and received the approval of the Federal Reserve Bank of San Francisco. The Directive also requires that any transactions between the Bank and any affiliate (as defined in the Federal Reserve Act) must comply with the provisions of Section 23A of the Federal Reserve Act. Additionally, the Directive restricts the payment of any bonuses to senior executive officers and increases in compensation of such officers and imposes certain other limits on asset growth, acquisitions, branching and new lines of business pursuant to section 38 of the FDI Act. The Directive is enforceable until stayed, modified, terminated or suspended by the FRB. The Directive does not supersede the Written Agreement between the Registrant, the Bank and the Federal Reserve Bank of San Francisco dated April 7, 2009, which was disclosed by the Registrant on April 10, 2009.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

By:	/s/ Bart Hill

President

Date: October 1, 2009